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                                                                 EXHIBIT 10.15

                         COOPERATION AGREEMENT BETWEEN
                       CENTILLIUM TECHNOLOGY CORPORATION
                                      AND
                        MITSUBISHI ELECTRIC CORPORATION

     This Cooperation Agreement (this "Agreement") is effective as of August 25, 1997 (the "Effective Date") by and between Centillium Technology Corporation, a California corporation, having its principal place of business at 46824 Lakeview Blvd., Fremont, Ca, 94538, United States of America ("Centillium"), and Mitsubishi Electric Corporation, Communication Systems Business Division, a Japan corporation, having its principal place of business at 8-1-1, Tsukaguchi-Honmachi, Amagasaki City, Hyogo 661, Japan, ("MITSUBISHI ELECTRIC").

                                 - WITNESSETH -

     WHEREAS, Centillium has expertise in the area of telecommunications integrated circuits, including those which utilize multilevel modulation techniques to enable high speed communications over copper, also known as Digital Subscriber Line (xDSL) Technology; and

     WHEREAS, MITSUBISHI ELECTRIC has expertise in the area of telecommunications systems and associated technologies; and

     WHEREAS, the parties hereto believe that each will derive benefits from a business relationship in which they will work cooperatively to define an integrated circuit solution for the copper interface portion of transmission systems (the "Interface Devices"); and

     WHEREAS, Centillium will be in a position to provide MITSUBISHI ELECTRIC with early models, system support, and loop environment engineering support in exchange for MITSUBISHI ELECTRIC's commitment to use Centillium as its preferred vendor of the Interface Devices for its products; and

     WHEREAS, the parties hereto wish to set forth in this Agreement the guidelines of their cooperation.

     NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

1.   Overall Objective of Cooperation

     (a) The objective of this cooperation is for both companies to work together in developing the proper "Interface Device" technologies and systems that can significantly develop the broadband telecommunications market. The first phase of this activity includes product definition and joint marketing to telco customers.

     (b) Each of the parties hereto will act in a commercially reasonable fashion to provide the resources necessary to accomplish the objectives set forth in this Agreement.
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Each of the parties hereto acknowledge and agrees that there are substantial technical, financial and commercial risks associated with a development activity of this type and, therefore, that neither of the parties hereto can guarantee that any of the development activities described in this Agreement or any subsequent activities to be described in any future agreements will be completed successfully.

     (c) Both parties agree that the future phases of this Agreement, including those described in section 2 below, may include a product development phase, and production phase. Both parties will work together to in good faith to develop a detailed agreement covering the relationship agreement between the two companies for future phases.

2.   Scope of Cooperation

The parties' cooperation will be conducted in phases:

     (a) Phase 1: Product Definition Phase

          (i) The parties hereto will jointly approve specifications for an integrated circuit solution for the Interface Devices.

          (ii) Centillium provide assistance to MITSUBISHI ELECTRIC in marketing their DSL solution which utilizes Centillium's Interface Devices to telcos.

     (b)  Phase 2: Prototyping Phase

          (i) MITSUBISHI ELECTRIC will evaluate Centillium's first prototype of the Interface Devices. Centillium will provide evaluation boards to the MITSUBISHI ELECTRIC for this evaluation. MITSUBISHI ELECTRIC will provide a written report on the evaluation. MITSUBISHI ELECTRIC agrees to provide additional evaluation reports throughout the term of this Agreement as subsequent iterations of the Interface Devices are prototyped and forwarded to MITSUBISHI ELECTRIC for evaluation. Prototypes of second and/or future iterations of the Interface Devices will be provided free of charge unless they are custom iterations for MITSUBISHI ELECTRIC in which case Centillium may charge a fee to be mutually agreed upon by the parties hereto.

     (c)       Phase 3: Pre-production and Production Phase

          (i) MITSUBISHI ELECTRIC will supply written acknowledgment that the Interface Devices meet all the specifications listed in the Product Specification agreed to by the parties. Upon acceptance of the Interface Devices and upon acceptance of Centillium's pricing, MITSUBISHI ELECTRIC will provide Centillium with a requirements forecast of its delivery requirements covering the next six month period for the Interface Devices to be purchased from Centillium.
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          (ii)           MITSUBISHI ELECTRIC will also assist Centillium in
                   establishing standards utilizing the its modulation schemes and will support Centillium's documentation efforts for the Interface Devices by reviewing and providing feedback to Centillium. If Centillium produces devices based upon such standards, Centillium will provide Mitsubishi Electric with access to such devices (e.g., alpha and beta test site) prior to the general commercial release of such devices.

          (iii) MITSUBISHI ELECTRIC and Centillium agree that reasonable standard commercial terms and conditions will apply to the sale of all devices to MITSUBISHI ELECTRIC.

3.   Technology Ownership and Licenses

     (a) Nothing herein will be constructed as an express or implied license (under patents or otherwise) of any kind.

     (b) Centillium will have exclusive right to design and market Interface Devices and any improvements or modifications thereto resulting from the activities of this Agreement.

     (c) Any information disclosed by MITSUBISHI ELECTRIC to Centillium under this Agreement with respect to direct support of the Interface Devices (i.e.,
                                                                        ----
with respect to characterization and performance of the Interface Devices) may be freely used by Centillium for the purpose of implementation of design and implementation of manufacturing and supporting Interface Devices sold to Centillium's customers, and other substantially similar activities; the restrictions with regard to Confidential Information set forth in Section 4 hereof will not apply to the specific information set forth above but will apply to all other MITSUBISHI ELECTRIC information.

4.   Confidential Information and Non-Disclosure

     Any technical information and other business information disclosed hereunder by either party hereto to the other will be held in strict confidence by the receiving party from the date of disclosure until three years after the date this agreement expires or terminates, using the same degree of care as the receiving party uses for its own information of a similar kind, and will not be transferred or divulged to any third-party or any employee who does not have the requisite need to know.

a) For purposes of interpreting this Agreement, employees of MITSUBISHI ELECTRIC affiliates, divisions or subsidiaries do not have the requisite need to know to obtain access to Centillium Confidential Information disclosed to MITSUBISHI ELECTRIC hereunder. Such confidentiality obligation will not apply to portions of such technical information and other business information, if any, (a) which were previously known to the other party hereto free of any confidentiality obligation, (b) which are or become known to the public, provided that such public knowledge is not attributable to a breach of this Agreement by the other party hereto, (c) which the furnishing party explicitly agrees in writing need not be kept
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     confidential (either in this Agreement or separately), (d) which are received by the other party hereto rightfully from a third-party without a restriction on disclosure.

b) Further, Centillium agrees not to disclose to any other party any of the specifics of MITSUBISHI ELECTRIC's system testing and results that might specifically indicate a problem related to such system. However, if the Interface Devices are modified by Centillium to remedy a system problem, Centillium may disclose such test information as may be necessary to support such modified Interface Devices, to the extent that such disclosure coincides with the availability of the modified Interface Devices.

5.   Term

     This Agreement will expire four (4) years after the Effective Date unless extended in writing by mutual parties.

6.   Governing Law.

     The construction, interpretation and performance of this Agreement will be governed by the laws of the State of California without reference to its conflict of laws and principals. The United Nations Convention on Contracts for the International Sale of Goods will not apply to the sale of Interface Devices hereunder.

7.   Entire Agreement

     This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to its subject matter. It merges all discussions between them and voids and replaces each and every other agreement or understanding which may heretofore have existed between Centillium and MITSUBISHI ELECTRIC regarding such subject matter. Notwithstanding the foregoing, the Nondisclosure Agreement between the parties hereto, dated June, 1997, as amended, will be deemed incorporated herein by reference, provided that each party hereto will be permitted to use any information disclosed thereunder to the extent permitted in this Agreement.

8.   Publicity

     Neither party hereto will disclose the existence or content of this Agreement without the other's prior written consent, which will not be unreasonably withheld. Each party will submit to the other all proposed publicity material relating to the disclosure of this Agreement or the relationship of the parties hereto.

9.   Resolution of Disputes.

     All disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, whether during or after its term, shall be finally resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration shall be held (a) in Tokyo, Japan in case of an arbitration claim filed by Centillium and (b) in California, USA in case of an arbitration claim filed by Melco. The arbitration panel shall consist of three (3) arbitrators appointed in accordance with the said Rules. All arbitration proceedings shall be conducted in English language.
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     IN WITNESS WHEREOF, each of CENTILLIUM TECHNOLOGY CORPORATION and
MITSUBISHI ELECTRIC Corporation have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorize, the day and year first above written.

CENTILLIUM TECHNOLOGY CORPORATION                 Communication
---------------------------------                 -------------
                                                  Business Division of
                                                  --------------------
                                                  MITSUBISHI ELECTRIC
                                                  --------------------
                                                  Corporation
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By         /s/ Kamran Elahian             By       /s/ Teruhiko Moriyama
  ---------------------------------         ---------------------------------

Name      Kamaran Elahian                 Name       Teruhiko Moriyama
    -------------------------------           -------------------------------
                                              General Manager Telecom Network
Title    Chairman CEO                   Title     Systems Business Center
     ------------------------------           -------------------------------